Exhibit 4.02
[seal]
ROSS MILLER
Secretary of State
204 North Carlson Street, Ste 1
Carson City, Nevada, 89701-4299
(775) 684-5708
website: secrataryofstate.biz


Filed in the office of                  Document Number
/s/ Ross Miller                         20070078453-66
Ross Miller                             Filing Date and Time
Secretary of State                      03/26/2007 7:47 AM
State of Nevada                         Entity Number
                                        C965-1997



Certificate of Change
(PURSUANT TO NRS 78.209)


USE BLACK INK ONLY-DO NOT HIGHLIGHT           ABOVE SPACE IS FOR OFFICE USE ONLY

               Certificate of Change filed Pursuant to NRS 78.209
                         For Nevada Profit Corporations

1. Name of corporation:

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                            JUNIPER GROUP, INC.
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         2. The board of directors have adopted a resolution pursuant to NRS
78.209 and have obtained any required approval of the stockholders.

         3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

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750,000,000 Common - p.v. $001. 10,000,000 Preferred: 375,000 designated
Series A - p.v. $.10; 135,000 designated Series B - p.v. $.10; 300,000 designated Sereis C - p.v. $.10; 9,000,000 designated Seried D - p.v. $.001.
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4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change;
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750,000,000 Common - p.v. $.001. 10,000,000 Preferred: 375,000 designated Series
A - p.v. $.10; 135,000 designated Series B- p.v. $.10; 300,000 designated
Series C-p.v. $.10; 6,500,000 designated Series D - p.v. $.001.
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5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series;
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n/a
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6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
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n/a
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7. Effective date of filing (optional):
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                                        (must not be later than 90 days after
                                         the certificate is filed)

8. Officer Signature: X /s/ Vlado P. Hreljanovic              President
                       -------------------------          ----------------------
                        Signature                               Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected:

This form must be accompanied by appropriate fees. Nevada Secretery of State
                                                   AM 78.209 2007
                                                   Revised 01/01/2007